Exhibit 99.2

REVOCABLE PROXY OF SOUTH VALLEY BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

[—], 2012

The undersigned hereby appoints Douglas P. Kintzinger and William E. Castle, and each of them (with full power to act alone), as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, no par value, of South Valley Bancorp, Inc., or South Valley, held of record by the undersigned on [—], 2012, at the Special Meeting of Shareholders, or the Special Meeting, to be held [—][—].m., Pacific Time, on [—], 2012 at [—], and at any and all adjournments of such Special Meeting, as follows:

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Merger dated as of April 4, 2012, among Washington Federal, Inc., South Valley and the Stockholders’ Representative; and	[ ]	[ ]	[ ]

2.      To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger; and

	[ ]	[ ]	[ ]

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

The Board of Directors recommends a vote “FOR” the proposal to approve the Agreement and Plan of

Merger and “FOR” the proposal to grant discretionary authority to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS DESCRIBED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF SOUTH VALLEY’S MANAGEMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of South Valley prior to the time of voting at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from South Valley prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and the Proxy Statement/ Prospectus dated [—], 2012.

(Sign on reverse side)

PRINT NAME OF SHAREHOLDER(S)
(As it appears on Stock Certificate)

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

No. of Shares Owned:	Dated: , 2012

*        *        *         *        *

Please sign exactly as your name appears on this proxy form and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM OF PROXY TO

SOUTH VALLEY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.